SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2007

Intelsat Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22531	95-4607698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3400 International Drive, N.W., Washington, D.C.	20008
(Address of Principal Executive Offices)	(Zip Code)

(202)944-6800

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2007, Intelsat Corporation (formerly known as PanAmSat Corporation) (the “Borrower”) entered into an Amendment No. 1 (the “Amendment”) to its Credit Agreement (the “Credit Agreement”), dated as of August 20, 2004, as amended and restated as of March 22, 2005, as further amended and restated as of July 3, 2006, among the Borrower, the several lenders party thereto, Citicorp USA, Inc., as administrative agent, Credit Suisse, Cayman Islands Branch, as syndication agent and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Lehman Brothers Inc., as joint lead arrangers and joint bookrunners. The Amendment amended and modified the Credit Agreement to reduce the Term Loan A-3 interest rate and the Term Loan B-2 interest rate from a range of LIBOR plus 2.125% to LIBOR plus 2.875% to a range of LIBOR plus 1.75% to LIBOR plus 2.00%. The Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 1 to Credit Agreement, dated as of January 19, 2007, among Intelsat Corporation (formerly known as PanAmSat Corporation), a Delaware corporation, Citicorp USA, Inc., a Delaware corporation, as administrative agent, Credit Suisse, Cayman Islands Branch, as syndication agent and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Lehman Brothers Inc., as joint lead arrangers and joint bookrunners.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2007

INTELSAT CORPORATION

By:	/s/ Jeffrey Freimark
Name:	Jeffrey Freimark
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 1 to Credit Agreement, dated as of January 19, 2007, among Intelsat Corporation (formerly known as PanAmSat Corporation), a Delaware corporation, Citicorp USA, Inc., a Delaware corporation, as administrative agent, Credit Suisse, Cayman Islands Branch, as syndication agent and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Lehman Brothers Inc., as joint lead arrangers and joint bookrunners.